EXHIBIT 10.1

         AMENDMENT NO. 2 dated as of April 3, 2005 (this "Amendment") to the CONTRIBUTION AND MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of December 3, 2004 (the "Original Agreement"), among THE DIRECTV GROUP, INC., a Delaware corporation (the "Parent"); HUGHES NETWORK SYSTEMS, INC., a Delaware corporation ("HNS"); SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (the "Investor"); and HUGHES NETWORK SYSTEMS, LLC, a Delaware limited liability company (the "Newco").

         By executing and by delivering this Amendment, the undersigned hereby agree as set forth below.

1.1      Defined Terms.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

1.2      Amendments.

         (a) Section 2.4(b)(x) of the Original Agreement hereby is amended by deleting it in its entirety and replacing it with the following:

         "All Liabilities relating to Indebtedness, other than Indebtedness related to Hughes Escorts Communications Limited (the "HECL Debt")."

         (b) The last sentence in Section 2.10(a) of the Original Agreement hereby is amended by deleting it in its entirety and replacing it with the following:

         "HNS shall cause an amount of the Closing Cash Balance equal to at least the sum of (i) the total amount of HECL Debt outstanding immediately prior to the Closing (the "HECL Cash Amount") and (ii) Five Million Dollars ($5,000,000), to be in accounts in banks located in the United States."

         (c) Section 2.10(c) of the Original Agreement hereby is amended by deleting it in its entirety and replacing it with the following:

         "If the Closing Cash Balance is less than the sum of (i) the HECL Cash Amount and (ii) Ten Million Dollars ($10,000,000) (such sum, the "Cash Target Amount"), the difference between the Cash Target Amount and the Closing Cash Balance shall be subtracted from the Purchase Price."

         (d) Section 3.12 of the Original Agreement hereby is amended by deleting it in its entirety and replacing it with the following:

         "Prior to Closing, HNS shall or shall cause one or more of its Affiliates to repay in full or otherwise discharge, terminate or cancel all outstanding Indebtedness, except for the HECL Debt, which does not need to be repaid. Notwithstanding the foregoing, in no event shall HNS or its Affiliates have any obligation to repay, discharge, terminate or cancel any Equipment Lease Arrangements."

         (e) Exhibit A of the Original Agreement hereby is amended by adding the terms "HECL Cash Amount" and "HECL Debt" and the corresponding section references ("2.10" and "2.4," respectively) to the list of terms defined in the Original Agreement.

         (f) Exhibit G-1 of the Original Agreement hereby is amended by deleting the third sentence in the definition of "Working Capital" and replacing it with the following:

         "In no event shall any items related to any of the following be taken into account in the calculation of Working Capital: (a) ChinaCast Shares, (b) Assets included in the Closing Cash Balance, (c) Assets supporting the Financial Support Arrangements, (d) Equipment Lease Arrangements, (e) Indebtedness (including for this purpose current portions thereof), (f) any intercompany receivables or payables to the extent that the same are to be cancelled pursuant to Section 3.2(c) or are to be transferred to Newco pursuant to Section 2.2(a)(viii), (g) accrued liabilities for year-end bonuses (or other incentive compensation) to officers and employees of the Business, (h) accrued liabilities for severance and related amounts payable to former employees of HNS, HNS Europe, HNS UK or the Transferred Subsidiaries whose employment was terminated with approval or consent of the Investor at or prior to the Closing Date, (i) Income Taxes, and (j) HECL Debt (provided, however, that if the amount of HECL Debt estimated to be outstanding immediately prior to the Closing for the purposes of calculating the Cash Target Amount is less than the actual amount of HECL Debt finally determined to be outstanding immediately prior to Closing, then, notwithstanding anything to the contrary contained herein, the difference between such finally determined amount of HECL Debt and the estimated amount of HECL Debt shall be taken into account in the calculation of Working Capital)."

1.3      No Other Amendments or Waivers.

         Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement or any of the instruments or documents referred to in the Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Agreement or any of the instruments or documents referred to therein.

1.4      Counterparts and Facsimile Execution.

         To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. This Amendment may be executed through delivery of duly executed signature pages by facsimile or electronic mail.

                                    *******

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         IN WITNESS WHEREOF, the parties have duly executed this Amendment No.
2 to the Original Agreement as of the date first above written.


                                              HNS:

                                              HUGHES NETWORK SYSTEMS, INC.

                                              By: /s/ Dean Manson
                                                  -----------------------------
                                              Name:  Dean Manson
                                              Title: VP and General Counsel


                                              PARENT:

                                              THE DIRECTV GROUP, INC.

                                              By: /s/ J. William Little
                                                  -----------------------------
                                              Name:  J. William Little
                                              Title: Vice President


                                              INVESTOR:

                                              SKYTERRA COMMUNICATIONS, INC.

                                              By: /s/ Robert Lewis
                                                  -----------------------------
                                              Name:  Robert Lewis
                                              Title: Senior Vice President


                                              NEWCO:

                                              HUGHES NETWORK SYSTEMS, LLC

                                              By: /s/ Dean Manson
                                                  -----------------------------
                                              Name:  Dean Manson
                                              Title: VP and General Counsel